Exhibit 10.2

                               AMENDMENT NO. 1 TO
                           LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT ("Amendment") is made and entered into as of January 24, 2005 by and between ELECTROGLAS, INC., a Delaware corporation ("Borrower") and COMERICA BANK ("Bank").

                                    RECITALS

     A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of July 16, 2004 (the "Loan Agreement") pursuant to which Bank has agreed to extend and make available to Borrower certain credit facilities.

     B. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

     C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.

     D. This Amendment, the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), together with all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be modified, amended, supplemented, restated or superseded, are hereinafter collectively referred to as the "Loan Documents."

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower and Bank hereby agree to amend the Loan Agreement as follows:

          1. Definitions. Unless otherwise defined herein, all terms defined in the Loan Agreement have the same meaning when used herein.

          2. Amendments to Loan Agreement.

               a. The following definitions are hereby added to Exhibit A to the Loan Agreement:

          "`Letter of Credit' means a commercial or standby letter of credit or similar undertaking issued by Bank at Borrower's request in accordance with
Section 2.1(b)(iv)."

          "`Letter of Credit Sublimit' means a sublimit for Letters of Credit under the Revolving Line not to exceed $500,000.00."

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               b. The definition of "Current Liabilities" contained in Exhibit A to the Loan Agreement is hereby amended by adding the following language to the end thereof:

               "plus,  to the  extent  not  already  included  therein,  undrawn
Letters  of  Credit,  if  any,  but  specifically   excluding  any  cash-secured
Obligations"

               c. Section 2.1(b)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               "(i) Amount. Subject to and upon the terms and conditions of this Agreement, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Borrower may request, and Bank will make, Advances in an aggregate outstanding amount not to exceed the amount of the Revolving Line, less any amounts outstanding under the Letter of Credit Sublimit. Borrower may request Advances in an aggregate amount not to exceed $2,000,000 (the "Non-Formula Amount") without regard to the Borrowing Base. In addition, subject to and upon the terms and conditions of this Agreement, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Borrower may request Advances in an aggregate outstanding amount that exceeds the Non-Formula Amount, provided that, the aggregate outstanding amount of Advances in excess of the Non-Formula Amount shall not exceed the lesser of (A) the Revolving Line minus the Non-Formula Amount or (B) the Borrowing Base (each, a "Borrowing Base Advance"), less any amounts outstanding under the Letter of Credit Sublimit. If at any time or from time to time, the aggregate outstanding amount of Advances exceeds the Non-Formula Amount and, thereafter, the aggregate outstanding amount of Advances is reduced below the Non-Formula Amount, for so long as the aggregate outstanding amount of Advances is less than or equal to the Non-Formula Amount, the Advances shall not be subject to the Borrowing Base. Subject to and upon the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Borrower may prepay any Advances, in whole or in part, without penalty or premium."

               d. The following new Section 2.1(b)(iv) is hereby added to the Loan Agreement immediately after Section 2.1(b)(iii) thereof:

               "(iv) Letters of Credit. Subject to the availability under the Revolving Line, and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Bank shall issue for the account of Borrower such Letters of Credit as Borrower may request by delivering to Bank a duly executed letter of credit application on Bank's standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed the Letter of Credit Sublimit, and (ii) shall be deemed to constitute Advances for the purpose of calculating availability under the Revolving Line. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Revolving Line. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit

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agreement.  Borrower  will pay any  standard  issuance  and other fees that Bank notifies Borrower it will charge for issuing and processing Letters of Credit. Unless Borrower shall have deposited with Bank cash collateral in an amount sufficient to cover all undrawn amounts under each such Letter of Credit and Bank shall have agreed in writing, no Letter of Credit shall have an expiration date that is later than the Revolving Maturity Date. If Borrower has not secured to Bank's satisfaction its obligations with respect to any Letters of Credit by the Revolving Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower's name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then outstanding and undrawn Letters of Credit. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Letters of Credit are outstanding."

               e. Section 9.1 of the Loan Agreement is amended (i) by deleting "and" at the end of subsection (i) thereof; (ii) by deleting the period at the end of subsection (j) thereof and substituting "; and" therefor; and (iii) by including the following new subsection (k) immediately after subsection (j) thereof:

               "(k) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit, and Borrower shall promptly deposit and pay such amounts."

               f. Exhibit E to the Loan Agreement (Borrowing Base Certificate) is hereby deleted and replaced with Exhibit E in the form attached to this Amendment.

               3. Ratification and Reaffirmation of Liens. Borrower hereby ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted pursuant to the Loan Documents, as collateral security for the Obligations, and acknowledge that all of such liens and security interests, and all Collateral heretofore pledged as security for the Obligations, continues to be and remains Collateral for the Obligations from and after the date hereof.

               4. Representations And Warranties. Borrower represents and warrants that its representations and warranties in the Loan Documents (as amended hereby) continue to be true and complete in all material respects as of the date hereof after giving effect to this Amendment (except to the extent such specifically relate to another date) and that the execution, delivery and performance of this Amendment are duly authorized, do not require the consent or approval of any governmental body or regulatory authority and are not in contravention of or in conflict with any law or regulation or any term or provision of any other agreement entered into by Borrower. Borrower further represents and warrants that, as of the date hereof after giving effect to this Amendment, no Event of Default has occurred and is continuing.

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               5. Full Force And Effect; Entire Agreement.  Except to the extent expressly  provided  in this  Amendment,  the terms and  conditions  of the Loan
Agreement and the other Loan Documents shall remain in full force and effect. This Amendment and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. The parties hereto further agree that the Loan Documents comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Bank to Borrower and/or its affiliates. Except as expressly set forth herein, the execution, delivery and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power or remedy of Bank under the Loan Agreement or any other Loan Document as in effect prior to the date hereof.

               6. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. This Amendment is effective as of the date first above written; provided that, as a condition precedent to the effectiveness of this Amendment, (i) there shall have been no material adverse change in the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, no material impairment of the prospect of repayment of any portion of the Obligations owing to Bank, and no material impairment of the value or priority of the security interest in the Collateral and (ii) Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a) this Amendment, duly executed by Borrower;

               (b) payment of the fees and Bank  Expenses  then due specified in
Section 2.5 of the Loan Agreement, as amended hereby; and

               (c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.







                           [signature page to follow]



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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first written above.



                                                   BORROWER:

                                                   ELECTROGLAS, INC.

                                                   By: /s/ Thomas E. Brunton
                                                       -------------------------

                                                   Title Chief Financial Officer
                                                         -----------------------


                                                   BANK:

                                                   COMERICA BANK

                                                   By: /s/ Robert R. Shutt
                                                       -------------------------

                                                   Title: Senior Vice President
                                                          ----------------------


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                                    EXHIBIT E

                           BORROWING BASE CERTIFICATE


Borrower:  Electroglas, Inc.                              Lender:  Comerica Bank

Commitment Amount:  $7,500,000

ACCOUNTS RECEIVABLE*

         1.       Accounts Receivable Book Value as of ___          $___________
         2.       Additions (please explain on reverse)             $___________
         3.       TOTAL ACCOUNTS RECEIVABLE                         $___________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)*

         4.       Amounts over 90 days of invoice date        $___________
         5.       Balance of 25% (50% in the case of National
                  Semiconductor) over 90 day accounts         $___________
         6.       Concentration Limits                        $___________
         7.       Foreign Accounts                            $___________
         8.       Governmental Accounts                       $___________
         9.       Contra Accounts                             $___________
         10.      Demo Accounts                               $___________
         11.      Intercompany/Employee Accounts              $___________
         12.      Other (please explain on reverse)           $___________
         13.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS              $___________
         14.      Eligible Accounts (#3 minus #13)                  $___________
         15.      LOAN VALUE OF ACCOUNTS (80% of #14)               $___________

BALANCES

         16.      Revolving Line minus Non-Formula Amount           $___________
         17.      Total Funds Available [Lesser of #16 or #15]      $___________
         18.      Advances in excess of Non-Formula Amount          $___________
         19.      Outstanding under Letter of Credit Sublimit       $___________
         20.      RESERVE POSITION (#17 minus #18 and #19)          $___________

* As determined in accordance with the Loan and Security Agreement dated as of July 16, 2004 between Borrower and Lender.

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The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

ELECTROGLAS, INC.


By:
    -------------------------------------------------
Authorized Signer



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